Exhibit 10.2

First AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 16, 2018, by and among JERNIGAN CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower”), JERNIGAN CAPITAL, INC., a Maryland corporation (“Guarantor”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), RAYMOND JAMES BANK, N.A., (“Raymond James”), TRUSTMARK NATIONAL BANK (“Trustmark”), FIRSTBANK (“FirstBank”), TRIUMPH BANK (“Triumph”), and RENASANT BANK (“Renasant”; KeyBank, Raymond James, Trustmark, Firstbank, Triumph and Renasant, collectively, the “Lenders”), and KeyBank as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent and the Lenders are parties to that certain Credit Agreement dated as of July 25, 2017 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, the Guarantor executed and delivered to Agent and the Lenders that certain Unconditional Guaranty of Payment and Performance dated as of July 25, 2017 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”); and

WHEREAS, the Borrower and the Guarantor have requested that the Agent and the Lenders make certain modifications to the Credit Agreement and Agent and the undersigned Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

Definitions

.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

Modifications of the Credit Agreement

.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a) By deleting in its entirety clause (e) of the definition of Eligible Real Estate, appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“(e)which as of the date of acceptance of such Real Estate as a Borrowing Base Asset, has an Occupancy Rate of not less than eighty percent (80%); provided, however, that in the event that the Borrower adds the Real Estate commonly known as Beavers Ocoee, phases one and two, as a Borrowing Base Property on or before March 1, 2018, such Borrowing Base Asset shall not be required to have achieved such Occupancy Rate;”

(b) By deleting in its entirety §7.19(a)(vi)(B) of the Credit Agreement, and inserting in lieu thereof the following:

“(B)the real estate subject to the Borrowing Base Loan shall be owned one hundred percent (100%) in fee simple by the Collateral Borrower, free and clear of all Liens other than the Liens securing the Borrowing Base Loans and other Liens approved in writing by Agent, and except as approved in writing by the Required Lenders, the Borrower, the Guarantors and their respective Subsidiaries and Affiliates shall have no direct or indirect interest in the Collateral Borrower (except for a Profits Participation); provided that in connection with the exercise by Borrower of its right to purchase all of the equity interests in the Collateral Borrower not owned by Borrower or its Subsidiaries, Borrower shall be permitted to own all of the equity interests in the Collateral Borrower for a period of not more than ninety (90) days (or with respect to the Borrowing Base Loans encumbering the properties commonly known as Berry Alpharetta, Berry Marietta and Wright Fleming Island, one hundred eighty (180) days), as such period may be extended by the Agent in its sole discretion, provided that Borrower has delivered to Agent written notice of the acquisition of such equity interests not less than ten (10) Business Days prior to such acquisition; and provided further that with respect to the Borrowing Base Loan encumbering the property commonly known as Beavers Ocoee, Borrower shall be permitted to own all of the equity interests in the Collateral Borrower provided that such property becomes a Borrowing Base Property on or before March 1, 2018;”

References to Credit Agreement

.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

Consent of Guarantor

.  By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein and any other agreements contemplated hereby, and Borrower and Guarantor hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

Representations

.  Borrower and Guarantor represent and warrant to Agent and the Lenders as follows as of the date of this Amendment:

Authorization

.  The execution, delivery and performance by the Borrower and the Guarantor of this Amendment and any other agreements contemplated hereby and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such

Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any material agreement or other material instrument binding upon, any of such Persons or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, and (vi) do not require any material approval or consent of any Person other than those already obtained and as are in full force and effect.

Enforceability

.  This Amendment is the valid and legally binding obligation of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

Approval

.  The execution, delivery and performance by the Borrower and the Guarantor of this Amendment and any other agreements contemplated hereby and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and other than any disclosure filings with the SEC as may be required with respect to this Amendment.

Reaffirmation

.  Borrower and the Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantor and their respective Subsidiaries in the Loan Documents except for representations or warranties that expressly relate to an earlier date.  Each of the representations and warranties made by or on behalf of Borrower, Guarantor or any of their respective Subsidiaries contained in this Amendment, the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects as of the date hereof, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions or other events permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

No Default

.  By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents immediately after the execution and delivery of this Amendment and the other documents executed in connection herewith, and that no Default or Event of Default has occurred and is continuing.

Waiver of Claims

.  Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any

Lender, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Ratification

.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Guaranty and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Guaranty and the other Loan Documents.  Nothing in this Amendment or any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents (including without limitation the Guaranty).  This Amendment shall constitute a Loan Document.

Counterparts

.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

Miscellaneous

.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

Effective Date

.  This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(c) the execution and delivery of this Amendment by Borrower, Guarantor, Agent and the Required Lenders; and
(d) the Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby.

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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment under seal as of the day and year first above written.

BORROWER:

JERNIGAN CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company

By:Jernigan Capital, Inc., a Maryland limited liability company, its managing member

By:/s/ Kelly Luttrell

Name: Kelly Luttrell

Title:Senior Vice President, Chief Financial Officer

(SEAL)

GUARANTOR:

JERNIGAN CAPITAL, INC., a Maryland corporation

By:/s/ Kelly Luttrell

Name: Kelly Luttrell

Title:Senior Vice President, Chief Financial Officer

(SEAL)

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Exhibit 10.2

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By: /s/ Sara Jo Smith_____________________________________________________
Name:  Sara Jo Smith
Title:  Vice President

RAYMOND JAMES BANK, N.A.

By: /s/ Matt Stein___________________________________________________________________________________________________

Name:  Matt Stein_________________________________________________________________________________________________

Title:  Senior Vice President_________________________________________________________________________________________

TRUSTMARK NATIONAL BANK

By: /s/ Robert Whartenby___________________________________________________________________________________________

Name: Robert Whartenby___________________________________________________________________________________________

Title:  FVP_________________________________________________________________________________________________________

FIRSTBANK

By: /s/ Bill Harter___________________________________________________________________________________________________

Name:  Bill Harter_________________________________________________________________________________________________

Title:  Senior Vice President_________________________________________________________________________________________

TRIUMPH BANK

By: /s/ Jeffrey L. Pedron___________________________________________________________________________________________

Name: Jeffrey L. Pedron___________________________________________________________________________________________

Title: Senior Vice President_________________________________________________________________________________________

RENASANT BANK

By: /s/ Joelle Rogin_________________________________________________________________________________________________

Name:  Joelle Rogin_______________________________________________________________________________________________

Title:  Senior Managing Director_____________________________________________________________________________________